                                                                  EXHIBIT 99 (A)



                 BANKBOSTON REPORTS SECOND QUARTER NET INCOME
                       OF $242 MILLION OR $.80 PER SHARE
                       18% GROWTH IN EPS FROM PRIOR YEAR

     BOSTON, July 16, 1998 -- BankBoston Corporation (NYSE: BKB) reported today second quarter net income of $242 million, or $.80 per common share on a diluted basis. This compares with $212 million, or $.68 per share, in the second quarter of 1997.
     Net income for the first half of 1998 was $480 million, or $1.58 per share, compared with net income for the first half of 1997 of $419 million, or $1.31 per share. All quarterly and six month earnings per share amounts have been adjusted to reflect the Corporation's recent 2 for 1 stock split.


     Operating highlights were as follows:

     . On a fully taxable equivalent basis, revenues were $1,102 million in the current quarter compared with $997 million in the second quarter of 1997;

     . On a fully taxable equivalent basis, operating income (pre-tax income before provision for credit losses) was $455 million in the second quarter compared with $419 million in the second quarter of 1997;

     . Return on average common equity was 20.70% in the second quarter compared with 19.54% in the second quarter of 1997;

     . Return on average assets was 1.36% in the second quarter compared with 1.33% in the second quarter of 1997;

     . Provision for credit losses was $60 million in the second quarter compared with net credit losses in the quarter of $51 million. The provision in the second quarter of 1997 was $60 million compared with net credit losses of $79 million;

     . Nonaccrual loans and OREO totaled $382 million at June 30, 1998, compared with $398 million at June 30, 1997.

NONINTEREST INCOME

The components of noninterest income are as follows:

    First
  Quarter                                            Second Quarter                    Six Months
                                                     -------------                     ----------
     1998    (in millions)                           1998     1997     Change      1998     1997     Change
     ----                                           ------    -----    -------    ------    -----    -------
    $ 163    Financial service fees                 $ 192     $ 156      $ 36     $  355    $ 293      $ 62
       52    Net equity and mezzanine profits          84        55        29        136       92        44
       31    Mutual fund fees                          32        27         5         62       52        10
       40    Personal trust fees                       41        36         5         82       70        12
        8    Other trust and agency fees                9         6         3         17       13         4
       34    Trading profits and commissions           (4)       28       (32)        30       47       (17)
       28    Net foreign exchange trading profits      32        20        12         61       39        22
       25    Securities portfolio gains, net           11        32       (21)        36       41        (5)
       43    Other income                              60        17        43        102       60        42
      165    Gain on sale of HomeSide                   0         0         0        165        0       165
    -----                                           -----     -----      ----     ------    -----      ----
    $ 589    Total                                  $ 457     $ 377      $ 80     $1,046    $ 707      $339
    =====                                           =====     =====      ====     ======    =====      ====

     .    Changes in financial service fees are detailed below.

     . The level of equity and mezzanine profits in the second quarter of 1998 reflected a higher level of gains and the ongoing strong performance from the Corporation's Private Equity business. At June 30, 1998, the Private Equity portfolio had a carrying value of $1.2 billion compared with approximately $825 million at June 30, 1997.

     . Mutual fund fees improved in all comparisons, mainly driven by higher fees from Argentina and Private Banking. The combined level of assets under management in Argentina and Brazil was $7.0 billion at June 30, 1998 compared with $5.3 billion at June 30, 1997.

     . The increase in personal trust fees from prior year periods mainly relates to an increase in domestic assets under management.

     . The second quarter loss in trading account profits and commissions mainly reflects losses from emerging markets securities due to volatility in the world financial markets related to the ongoing crisis in Asia.

     . Foreign exchange profits improved in all comparisons due principally to higher customer demand for products arising out of volatile market conditions.

     . Securities gains declined in both quarterly comparisons due, in part, to lower gains from sales of emerging markets securities.

     . Compared with all prior periods, the growth in other income reflects a gain from the sale of the Corporation's minority interest in a Mexican pension company in the second quarter of 1998 and a higher level of gains from sales of loans principally related to corporate finance activities. In addition, comparisons with prior year periods were also affected by earnings in 1998 from an investment in bank owned life insurance policies, which was largely offset by the funding cost for the investment that was included in net interest revenue.

    The components of financial service fees are as follows:

    First
  Quarter
                                                     Second Quarter                 Six Months
                                                     --------------               --------------
    1998                 (in millions)               1998     1997     Change     1998     1997     Change
    ----                                             -----    -----    -------    -----    -----    -------
    $  70    Deposit and ATM-related fees            $  76    $  62       $14     $ 146    $ 120       $26
       18    Letters of credit and acceptance fees      19       18         1        38       34         4
       15    Syndication and agent fees                 20       23        (3)       35       38        (3)
        9    Other loan-related fees                    12        9         3        21       18         3
       51    Other                                      65       44        21       115       83        32
    -----                                            -----    -----       ---     -----    -----       ---
    $ 163    Total                                   $ 192    $ 156       $36     $ 355    $ 293       $62
    =====                                            =====    =====       ===     =====    =====       ===

     . Deposit and ATM-related fees increased in all comparisons due, in part, to higher fees from Argentine operations, including an increase from the acquisition of Deutsche Bank Argentina, and an increase in domestic electronic banking fees.

     . Syndication and agent fees improved from the prior quarter due to a higher number of transactions.

     . The growth in other financial service fees from all prior periods is due mainly to higher levels of advisory and underwriting fees, as well as an increase in credit card fees from Argentina, including an increase from the acquisition of Deutsche Bank Argentina.

NET INTEREST REVENUE

     Net interest revenue, on a fully taxable equivalent basis, was $645 million for the second quarter of 1998, compared with $607 million in the prior quarter and $620 million in the second quarter of 1997. Net interest margin was 4.17% for the second quarter of 1998, compared with 4.07% in the first quarter of 1998 and 4.38% in the second quarter of last year. For the first half of 1998, net interest revenue on a fully taxable equivalent basis was $1,252 million, compared with $1,245 million in the first half of 1997. Net interest margin was 4.12% for the first half of 1998, compared with 4.43% for the first half of 1997.

     The increases in net interest revenue and net interest margin from the prior quarter reflected wider spreads in Brazil, as the Corporation's interest rate positions benefited from volatility in the local markets, a higher level of dividends from private equity investments, and an increase in loan fees. In addition, the growth in net interest revenue reflected an additional day in the second quarter accrual period, and an increase from Argentina due, in part, to the acquisition of Deutsche Bank Argentina S.A., which closed in late January and contributed a full three months of revenue in the second quarter.

     Compared with prior year periods, net interest revenue increased while net interest margin declined. Net interest revenue was favorably affected by increases in average earning assets, which, excluding the effect of national consumer loans, were up approximately $7 billion in both the quarterly and six month comparisons. Approximately $4.5 billion of these increases related to average loans and leases mainly reflecting growth in the domestic commercial portfolio and in Argentina, including the impact of the Deutsche Bank Argentina S.A. acquisition. The prior year comparisons of net interest revenue and margin were favorably affected by wider spreads and a higher volume of average earning assets in Brazil. Partially offsetting the improvements in net interest revenue and contributing to the decline in net interest margin were the Corporation's exit from its national consumer businesses [Fidelity Acceptance Corporation, Ganis and credit card] and the impact of funding costs associated with an investment in bank owned life insurance policies. The latter was largely offset by the revenue from this investment that was included in noninterest income as discussed previously.

NONINTEREST EXPENSE
     The components of noninterest expense are as follows:

    First
  Quarter
                                                Second Quarter                  Six Months
                                                --------------               ----------------
     1998             (in millions)             1998     1997     Change      1998      1997     Change
     ----                                       -----    -----    ------     ------    ------    ------
    $ 354    Employee costs                     $ 368    $ 312      $ 56     $  722    $  622      $100
       94    Occupancy & equipment                 96       88         8        190       174        16
       24    Professional fees                     22       12        10         46        24        22
       22    Advertising and public relations      32       27         5         54        49         5
       30    Communications                        31       28         3         61        54         7
        8    Goodwill amortization                  8        7         1         16        15         1
      129    Other                                 90      104       (14  )     219       184        35
    -----                                       -----    -----      ----     ------    ------      ----
    $ 661    Total                              $ 647    $ 578      $ 69     $1,308    $1,122      $186
    =====                                       =====    =====      ====     ======    ======      ====

The $14 million decline in noninterest expense from the prior quarter reflected:

     . The absence of $48 million of costs in the first quarter related to charges for realignments of the Corporation's European operations and domestic private banking business and costs incurred in the New England regional businesses, including the write-off of software, redesign costs, and the merger of the Rhode Island banking subsidiary into BankBoston, N.A.

     . Noninterest expense from Latin American operations increased $16 million. The Corporation continued to incur expenses related to its de novo branch expansion programs in Argentina and Brazil. As of June 30, 1998, the Corporation had opened 64 branches in Argentina and 15 branches in Brazil in connection with these programs. The increase in noninterest expense was also affected by the acquisition of Deutsche Bank Argentina S.A., which closed in late January and contributed a full three months of expense in the second quarter.

     . Noninterest expense from Corporate Banking increased $10 million due mainly to higher levels of incentive compensation in the corporate finance and private equity units in line with their increased operating performance.

     . Higher advertising costs, mainly related to the introduction of new home-banking products from our regional consumer business also contributed to the increase.

     Noninterest expense grew $69 million from the second quarter of 1997 and $186 million in the six month comparison. These increases were mainly related to investment spending in Latin America, including de novo expansion costs and the Deutsche Bank Argentina acquisition, and the ongoing buildup of the Corporation's Corporate Banking and Global Capital Markets businesses, including higher incentive compensation in line with the growth in revenues. In addition, charges incurred in the first quarter of 1998, as discussed above, related to the European, private banking, and regional consumer businesses contributed to the increase in the six month comparison. Partially offsetting these increases was the absence of expenses from the national consumer businesses.

CREDIT PROFILE

Loan and Lease Portfolio

     The segments of the lending portfolio are as follows:

  (in millions)                                                              6-30-98    3-31-98    12-31-97    9-30-97    6-30-97
                                                                            --------   --------   ---------   --------   --------
  United States Operations:
    Commercial, industrial and financial                                    $ 16,275   $ 15,887   $  15,268   $ 15,062   $ 14,527
    Commercial real estate
      Construction                                                               219        260         271        317        314
      Other commercial real estate                                             3,876      3,736       4,211      3,845      3,398
    Consumer-related loans:
      Residential mortgages                                                    2,229      2,551       2,570      2,720      3,016
      Home equity                                                              2,871      2,802       2,823      2,952      2,924
      Credit card                                                                412        503       1,756      1,596      1,488
      Other                                                                    2,753      2,801       2,956      3,118      4,739
    Lease financing                                                            1,609      2,017       1,938      1,880      1,780
    Unearned income                                                             (232)      (303)       (302)      (293)      (277)
                                                                            --------   --------   ---------   --------   --------
                                                                              30,012     30,254      31,491     31,197     31,909
                                                                            --------   --------   ---------   --------   --------
  International Operations:
    Commercial                                                                10,218     10,682      10,159      9,261      8,643
    Consumer-related loans:
      Residential mortgages                                                    1,318      1,302         947        893        781
      Credit card                                                                248        226         182        155        148
      Other                                                                    1,087        987         828        678        566
    Lease financing                                                              519        517         452        345        357
    Unearned Income                                                             (148)      (146)        (79)       (68)       (91)
                                                                            --------   --------   ---------   --------   --------
                                                                              13,242     13,568      12,489     11,264     10,404
                                                                            --------   --------   ---------   --------   --------
  Total loans and lease financing                                           $ 43,254   $ 43,822   $  43,980   $ 42,461   $ 42,313
                                                                            ========   ========   =========   ========   ========

      Loans and leases were $43.3 billion at June 30, 1998, compared with $43.8 billion at March 31, 1998. The domestic portfolio declined approximately $250 million due to the transfer of certain leveraged leases into a newly created partnership, a further decline in the indirect auto portfolio as planned, and lower levels of residential mortgage and credit card loans. These declines more than offset an increase in domestic commercial loans which was mainly attributable to growth in several of the specialty lending portfolios. The decline in international loans reflected lower levels of Brazilian, Asian and European loans, partially offset by an increase from Argentina.

Nonaccrual Loans and OREO

     Nonaccrual loans and OREO amounted to $382 million at June 30, 1998, compared with $369 million at March 31, 1998, and $398 million at June 30, 1997. Nonaccrual loans and OREO represented .9% of related assets at June 30, 1998, compared with .8% at March 31, 1998 and .9% at June 30, 1997.

     The nonaccrual loan total at June 30, 1998 included $27 million related to Indonesian loans, compared with $19 million at March 31, 1998. Net credit losses incurred in 1998 on Indonesian loans were $10 million in both the second quarter and first six months. Total loan exposure to Indonesia continued its steady decline to approximately $75 million at June 30, 1998 compared with approximately $200 million at December 31, 1997.

     The components of consolidated nonaccrual loans and OREO are as follows:

  (in millions)                                             6-30-98   3-31-98   12-31-97   9-30-97   6-30-97
                                                           --------  --------  ---------  --------  --------
  Domestic nonaccrual loans:
    Commercial, industrial and financial                   $     63  $     43  $      59  $     68  $     39
    Commercial real estate
      Construction                                                2         3          3         4         3
      Other commercial real estate                               33        41         40        44        48
    Consumer-related loans
      Residential mortgages                                      42        46         50        51        56
      Home equity                                                15        15         14        26        26
      Credit card                                                 6         6         26        22        22
      Other                                                      18        20         20        23        44
                                                           --------  --------  ---------  --------  --------
                                                                179       174        212       238       238
                                                           --------  --------  ---------  --------  --------
  International nonaccrual loans:
    Commercial                                                  107        97         64        58        72
    Consumer-related loans
      Residential mortgages                                      36        34         28        31        29
      Credit card                                                 6         4          4         3         4
      Other                                                      26        18         12         7         8
                                                           --------  --------  ---------  --------  --------
                                                                175       153        108        99       113
                                                           --------  --------  ---------  --------  --------
      Total nonaccrual loans                                    354       327        320       337       351
  OREO                                                           28        42         36        50        47
                                                           --------  --------  ---------  --------  --------
      Total                                                $    382  $    369  $     356  $    387  $    398
                                                           ========  ========  =========  ========  ========

     Provision and Reserve for Credit Losses

     The reserve for credit losses at June 30, 1998 was $734 million, or 1.70% of outstanding loans and leases, compared with $725 million, or 1.65% at March 31, 1998, and $845 million, or 2.00% at June 30, 1997. The reserve for credit losses was 207% of nonaccrual loans at June 30, 1998, compared with 222% at March 31, 1998 and 240% at June 30, 1997.

     The provision for credit losses was $60 million in the second quarter of 1998, compared with $140 million in the first quarter of 1998 and $60 million in the second quarter of 1997.

     Net credit losses were $51 million in the second quarter of 1998, compared with $141 million in the first quarter of 1998 and $79 million in the second quarter of 1997. Net credit losses in the first quarter of 1998 included $66 million related to a previously disclosed situation surrounding a series of loans made by a former officer in the Corporation's international private banking office in New York. Net credit losses as a percent of average loans and leases on an annualized basis were .46% in the second quarter of 1998, compared with 1.30% for the first quarter of 1998 (.69% without the $66 million chargeoff from international private banking) and .76% for the second quarter of 1997.

     Net credit losses were as follows:

      First
    Quarter                                              Second Quarter       Six Months
                                                       ----------------    ----------------
       1998               (in millions)                1998      1997      1998      1997
       ----                                           ------    ------    ------    ------
               Domestic
      $  13    Commercial, industrial and financial   $   5     $   5     $  18     $  23
        (1)    Commercial real estate                    (1)       (3)       (2)       (3)
               Consumer-related loans:
          2    Residential mortgages                      1         0         3         1
         20    Credit card                                6        24        26        43
          2    Home equity                                1         1         3         3
         19    Other                                     11        34        30        69
      -----                                           -----     -----     -----     -----
         55                                              23        61        78       136
               International
         76    Commercial                                13        12        89        11
               Consumer-related loans:
          2    Credit card                                2         1         4         3
          8    Other                                     13         5        21         8
      -----                                           -----     -----     -----     -----
         86                                              28        18       114        22
      -----                                           -----     -----     -----     -----
      $ 141    Total                                  $  51     $  79     $ 192     $ 158
      =====                                           =====     =====     =====     =====

THE CORPORATION

     BankBoston, with assets of $70.5 billion and some 22,900 employees, is the nation's oldest commercial bank and New England's only global bank. BankBoston is engaged in consumer, small business, and corporate banking in New England; delivering sophisticated financial solutions to corporations and governments nationally and internationally; and full service banking in leading Latin American markets. The Corporation's common stock is listed on the New York and Boston stock exchanges.

                          CONSOLIDATED BALANCE SHEET
(dollars in millions)

           March 31                                                                  June 30
           --------                                                   ----------------------
               1998                                                         1998        1997
            -------                                                      -------     -------
                        Assets
                        Securities:
            $10,587     Available for sale                            $11,142        $ 8,969
                617     Held to maturity                                  604            636

             43,822     Loans and lease financing                      43,254         42,313
               (725)    Reserve for credit losses                        (734)          (845)
            -------                                                   -------        -------
             43,097     Net loans and lease financing                  42,520         41,468

              5,875     Other earning assets                            5,704          5,758
             11,252     Cash and other nonearning assets               10,529          9,307
            -------                                                   -------        -------
            $71,428     Total Assets                                  $70,499        $66,138
            =======                                                   =======        =======

                        Liabilities and Stockholders' Equity
            $46,397     Deposits                                      $45,196        $42,978
             12,495     Funds borrowed                                 12,507         12,377
              3,469     Notes payable                                   3,682          2,696
              3,513     Other liabilities                               3,139          2,666
                        Guaranteed preferred beneficial interests in
                747     corporation's junior subordinated debentures      995            747
            -------                                                   -------        -------
             66,621     Total Liabilities                              65,519         61,464
            -------                                                   -------        -------

                        Stockholders' Equity
                278     Preferred equity                                  278            508
              4,529     Common equity                                   4,702          4,166
            -------                                                   -------        -------
              4,807     Total Stockholders' Equity                      4,980          4,674
            -------                                                   -------        -------
            $71,428     Total Liabilities and Stockholders' Equity    $70,499        $66,138
            =======                                                   =======        =======

                           SELECTED AVERAGE BALANCES


      Quarter Ended                                                      Quarters Ended             Six Months Ended
      -------------                                                      --------------             ----------------
           March 31                                                             June 30                      June 30
           --------                                                           ---------                    ---------
               1998                                              1998              1997     1998                1997
           --------                                          --------          --------  -------            --------
                       Assets
            $43,706    Loans and lease financing              $44,196           $42,112  $43,952             $41,923
             10,606    Securities                              11,188             9,488   10,898               9,375
             60,487    Total earning assets                    61,961            56,834   61,228              56,738
             69,710    Total assets                            71,236            63,946   70,476              63,580
                       Liabilities and Stockholders' Equity
             37,158    Interest bearing deposits               37,195            34,391   37,176              34,370
              8,616    Noninterest bearing deposits             8,209             7,855    8,411               7,703
            -------                                           -------           -------  -------             -------
             45,774    Total deposits                          45,404            42,246   45,587              42,073
              3,749    Notes payable (1)                        4,392             3,351    4,073               3,333
             53,216    Total interest bearing liabilities      54,641            49,208   53,932              48,871
              4,452    Common stockholders' equity              4,600             4,159    4,525               4,294
              4,730    Total stockholders' equity               4,878             4,667    4,803               4,802

(1) Amounts include guaranteed beneficial interests in Corporation's junior subordinated debentures.

                        CONSOLIDATED STATEMENT OF INCOME

(dollars in millions, except per share amounts)

    Quarter Ended                                                       Quarters Ended          Six Months Ended
         March 31                                                              June 30                 June 30
      -----------                                                    ---------------------    --------------------
             1998                                                      1998         1997        1998        1997
          -------                                                    ---------    --------    --------    --------
         $1,337.4    Interest income                                 $1,390.2     $1,280.7    $2,727.6    $2,555.7
            734.1    Interest expense                                   750.7        664.8     1,484.8     1,319.8
         --------                                                    --------     --------    --------    --------
            603.3     Net interest revenue                              639.5        615.9     1,242.8     1,235.9
            140.0    Provision for credit losses                         60.0         60.0       200.0       120.0
         --------                                                    --------     --------    --------    --------
                      Net interest revenue after provision
            463.3      for credit losses                                579.5        555.9     1,042.8     1,115.9
         --------                                                    --------     --------    --------    --------
                     Noninterest income:
            162.8     Financial service fees                            191.7        155.7       354.5       293.2
             79.3     Trust and agency fees                              82.1         69.4       161.4       135.4
             34.0     Trading profits and commissions                    (3.7)        27.9        30.4        47.2
             24.8     Securities portfolio gains, net                    11.4         31.9        36.2        40.8
            288.1     Other income                                      175.9         91.9       464.0       190.0
         --------                                                    --------     --------    --------    --------
            589.0      Total noninterest income                         457.4        376.8     1,046.5       706.6
         --------                                                    --------     --------    --------    --------
                     Noninterest expense:
            292.7     Salaries                                          305.1        260.2       597.8       517.9
             60.9     Employee benefits                                  63.3         51.3       124.2       103.9
             54.4     Occupancy expense                                  55.8         52.1       110.1       102.9
             40.1     Equipment expense                                  39.6         35.8        79.8        71.5
            212.9     Other expense                                     183.6        178.5       396.6       325.9
         --------                                                    --------     --------    --------    --------
            661.0      Total noninterest expense                        647.4        577.9     1,308.5     1,122.1
         --------                                                    --------     --------    --------    --------

            391.3    Income before income taxes                         389.5        354.8       780.8       700.4
            153.0     Provision for income taxes                        147.6        142.8       300.7       281.6
         --------                                                    --------     --------    --------    --------
         $  238.3    NET INCOME                                      $  241.9     $  212.0    $  480.1    $  418.8
         ========                                                    ========     ========    ========    ========


                     NET INCOME PER COMMON SHARE:
         $    .80     Basic                                          $    .81     $    .68    $   1.61    $   1.33
         $    .79     Diluted                                        $    .80     $    .68    $   1.58    $   1.31
         $    .29    DIVIDENDS PAID PER COMMON SHARE                 $    .29     $    .26    $    .58    $    .48

                     Average number of common shares, in thousands:
          292,542     Basic                                           293,769      295,820     293,159     301,300
          296,840     Diluted                                         298,275      299,574     297,579     305,382

         $    4.4    Preferred dividends                             $    4.4     $    9.3    $    8.8    $   18.6




                              NUMBER OF EMPLOYEES

                                                              June 30           Mar 31             June 30
                                                                 1998              1998               1997
                                                          -----------       -----------        -----------
 Full time equivalent employees                                22,900            22,500             22,000

                                  OTHER DATA

(dollars in millions, except per share amounts)

Quarter Ended                                                                 Quarters Ended                     Six Months Ended
-------------                                                                 --------------                     ----------------
     March 31                                                                        June 30                              June 30
     --------                                                                        -------                              -------
         1998                                                           1998            1997           1998                  1997
         ----                                                           ----            ----           ----                  ----
         1.39% Return on average total assets (annualized)               1.36%          1.33%           1.37%                1.33%
        21.31% Return on average common equity (annualized)             20.70%         19.54%          21.01%               18.79%

       $607.0  Net interest revenue, fully taxable equivalent basis    $644.9         $620.4        $1,251.9             $1,245.4
        4.07%  Net interest margin                                       4.17%          4.38%           4.12%                4.43%

        4.14%  Domestic net interest margin (estimated)                  4.12%          4.58%           4.13%                4.56%
        3.92%  International net interest margin (estimated)             4.29%          3.83%           4.11%                4.06%

     March 31                                                                          June 30
     --------                                                           ----------------------
         1998                                                           1998              1997
         ----                                                           ----              ----
               COMMON STOCKHOLDERS' EQUITY:
       $4,529  Common stockholders' equity                              $4,702            $4,166
      293,413  Common shares outstanding, in thousands                 294,126           294,221
               Per common share:
       $15.44   Book value                                              $15.99            $14.16
        55.13   Market value                                             55.63             36.19

               CAPITAL RATIOS/REGULATORY CAPITAL:
         5.75% Tangible Common Equity ratio                               6.09%             5.78%
               Risk-based capital ratios:                             Estimate
          7.9%   Tier 1 capital ratio (minimum required 4.00%)             8.5%              8.8%
         12.3%   Total capital ratio (minimum required 8.00%)             13.2%             12.8%
          7.3% Leverage ratio                                              7.8%              7.8%
       $5,049  Tier 1 capital                                           $5,491            $4,918
        7,874  Total Capital                                             8,524             7,160
       63,848  Total risk-adjusted assets                               64,748            55,764


                           REVERSE FOR CREDIT LOSSES
(dollars in millions)

Quarter Ended                                                                 Quarters Ended                       Six Months Ended
-------------                                                                 --------------                       ----------------
     March 31                                                                        June 30                                June 30
     --------                                                         ----------------------           ----------------------------
         1998                                                           1998            1997             1998                  1997
         ----                                                         ------          ------           ------                ------
       $711.6       Beginning balance                                 $725.1          $864.0           $711.6                $883.3

        140.0       Provision for credit losses                         60.0            60.0            200.0                 120.0
         14.0       Reserve of acquired companies                        0.0             0.0             14.0                   0.0

       (156.1)      Credit losses                                      (73.4)         (106.5)          (229.6)               (203.2)
         15.6)      Recoveries                                          22.2            27.2             37.9                  44.6
       ------                                                          -----          ------           ------                ------
       (140.5)       Net credit losses                                 (51.2)          (79.3)          (191.7)               (158.6)
       ------                                                          -----          ------           ------                ------
       $725.1       Ending balance                                    $733.9          $844.7           $733.9                $844.7
       ------                                                         ------          ------           ------                ------

         1.65 %     Reserve as a % of loans and leases                  1.70%           2.00%            1.70%                 2.00%
        -----                                                          -----           -----            -----                 -----

         2.22%      Reserve as a % of nonaccrual loans                  2.07%           2.40%            2.07%                 2.40%
        -----                                                          -----           -----            -----                 -----